EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     As independent certified public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Form S-8 Registration Statement File No. 333-40881.


/s/ ARTHUR ANDERSEN LLP

Miami, Florida,
  March 27, 1998.